EXHIBIT 10.17

POLICY ON REIMBURSEMENT

OF INCENTIVE PAYMENTS

WHEREAS, section 304 of the Sarbanes-Oxley Act of 2002 already requires the Chief Executive Officer and the Chief Financial Officer of 3M Company to reimburse the Company for certain incentive compensation they receive and profits they realize on the sale of Company securities during the 12-month period following the issuance by the Company of a financial report that, due to misconduct, is materially noncompliant with the federal securities laws; and

WHEREAS, the Board of Directors of the Company believes it would be in the best interests of the Company to adopt a similar policy on reimbursement of incentive compensation payments made to more of the Company’s executives;

RESOLVED, That the Board shall, in all appropriate circumstances and to the extent permitted by governing law, require reimbursement of any annual incentive payment or long-term incentive payment to an Executive where:

(1)                                  the payment was predicated upon achieving certain financial results that were subsequently the subject of a material restatement of Company financial statements filed with the Securities and Exchange Commission;

(2)                                  the Board determines the Executive engaged in intentional misconduct that caused or substantially caused the need for the material restatement; and

(3)                                  a lower payment would have been made to the Executive based upon the restated financial results.

In each such instance, the Company will, to the extent practicable, seek to recover from the individual Executive the amount by which the individual Executive’s incentive payments for the relevant periods exceeded the lower payment that would have been made based on the restated financial results.  For purposes of this policy, the term “Executive” means executive officer for purposes of the Securities Exchange Act of 1934, as amended.

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